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Exhibit 1.1

EXECUTION COPY

QUEBECOR WORLD CAPITAL CORPORATION

QUEBECOR WORLD INC.

US$600,000,000

US$200,000,000 4 7/8% Senior Notes due 2008
US$400,000,000 6 1/8% Senior Notes due 2013

PURCHASE AGREEMENT
dated October 29, 2003

Citigroup Global Markets Inc.
Banc of America Securities LLC
RBC Dominion Securities Corporation
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
Harris Nesbitt Corp.
Wachovia Capital Markets, LLC
CIBC World Markets Corp.
Putnam Lovell NBF Securities Inc.
Barclays Capital Inc.
Fleet Securities, Inc.
Tokyo-Mitsubishi International plc

TABLE OF CONTENTS

SECTION 1.	REPRESENTATIONS AND WARRANTIES	2
(a)	No Registration Required	3
(b)	No Integration of Offerings or General Solicitation	3
(c)	No Solicitation in Canada	3
(d)	Eligibility for Resale under Rule 144A	4
(e)	The Offering Memorandum	4
(f)	Incorporated Documents	4
(g)	The Purchase Agreement	4
(h)	The Registration Rights Agreement	5
(i)	The DTC Agreement	5
(j)	Authorization of the Securities and the Exchange Securities	5
(k)	Authorization of the Indenture	6
(l)	Description of the Securities, Exchange Securities, the Indenture and the Registration Rights Agreement	6
(m)	Statements in the Offering Memorandum	6
(n)	No Material Adverse Change	6
(o)	Independent Accountants	7
(p)	Preparation of the Financial Statements	7
(q)	Material Subsidiaries	7
(r)	Incorporation and Good Standing of the Company and its Material Subsidiaries	7
(s)	Capitalization and Other Capital Stock Matters	8
(t)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	8
(u)	No Material Actions or Proceedings	9
(v)	Intellectual Property Rights	9
(w)	All Necessary Permits, etc	10
(x)	ERISA Compliance	10
(y)	Title to Properties	11
(z)	Each of Issuer and Company Is Not an "Investment Company"	11
(aa)	Insurance	11
(bb)	Compliance with Environmental Laws	11
(cc)	No Price Stabilization or Manipulation	12
(dd)	Company's Accounting System	12
(ee)	Market Information	13
(ff)	Regulation S	13
SECTION 2.	PURCHASE, SALE AND DELIVERY OF THE SECURITIES	14
(a)	The Securities	14
(b)	The Closing Date	14
(c)	Delivery of the Securities	14
(d)	Delivery of Offering Memorandum to the Initial Purchasers	14
(e)	Initial Purchasers as Qualified Institutional Buyers	15
SECTION 3.	ADDITIONAL COVENANTS	15

(a)	Initial Purchasers' Review of Proposed Amendments and Supplements	15
(b)	Amendments and Supplements to the Offering Memorandum	15
(c)	Copies of the Offering Memorandum	15
(d)	Notice of Filings	16
(e)	Blue Sky Compliance	16
(f)	Use of Proceeds	16
(g)	The Depositary	16
(h)	Additional Information	16
(i)	Agreement Not to Offer or Sell Additional Securities	16
(j)	No Integration	17
(k)	Legended Securities	17
SECTION 4.	PAYMENT OF EXPENSES	17
SECTION 5.	CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS	18
(a)	Accountants' Comfort Letter	18
(b)	No Material Adverse Change or Ratings Agency Change	18
(c)	Opinion of Canadian Counsel for the Company and the Issuer	19
(d)	Opinion of United States Counsel for the Company and the Issuer	19
(e)	Opinion of United States Counsel for the Initial Purchasers	19
(f)	Officers' Certificate	19
(g)	Bring-down Comfort Letter	19
(h)	Registration Rights Agreement	20
(i)	Additional Documents	20
(j)	Securities Act (Québec) Order	20
SECTION 6.	REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES	20
SECTION 7.	OFFER, SALE AND RESALE PROCEDURES	20
SECTION 8.	INDEMNIFICATION	22
(a)	Indemnification of the Initial Purchasers	22
(b)	Indemnification of the Issuer, the Company and their Respective Directors and Officers	23
(c)	Notifications and Other Indemnification Procedures	23
(d)	Settlements	24
SECTION 9.	CONTRIBUTION	25
SECTION 10.	TERMINATION OF THIS AGREEMENT	26
SECTION 11.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY	26
SECTION 12.	NOTICES	27
SECTION 13.	SUCCESSORS	28
SECTION 14.	PARTIAL UNENFORCEABILITY	28

SECTION 15.	GOVERNING LAW PROVISIONS	28
(a)	Waiver of Immunity	29
(b)	Judgment Currency	29
SECTION 16.	DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS	30
SECTION 17.	TAX DISCLOSURE	30
SECTION 18.	GENERAL PROVISIONS	30
SCHEDULE A	Initial Purchasers
SCHEDULE B	Material Subsidiaries of Quebecor World. Inc.
SCHEDULE C	Subsidiaries of Quebecor World Inc.
EXHIBIT A	Form of Registration Rights Agreement
EXHIBIT B	Form of Opinion of Canadian Counsel for the Issuer and the Company
EXHIBIT C	Form of Opinion of United States Counsel for the Issuer and the Company
ANNEX I	Resale Pursuant to Regulation S or Rule 144A

Purchase Agreement

October 29, 2003

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street, 4th Floor
New York, New York 10013

As representatives of the several Initial Purchasers
named in Schedule A hereto (the "Representatives")

Ladies and Gentlemen:

        Introductory.    Quebecor World Capital Corporation, a Delaware corporation (the "Issuer"), proposes to issue and sell to the several initial purchasers named in Schedule A hereto (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of US$200,000,000 aggregate principal amount of the Issuer's 4 7/8% Senior Unsecured Notes due 2008 (the "2008 Notes") and US$400,000,000 aggregate principal amount of the Issuer's 6 1/8% Senior Unsecured Notes due 2013 (the "2013 Notes") (collectively, the 2008 Notes and the 2013 Notes are referred to herein as the "Notes"). Banc of America Securities LLC and Citigroup Global Markets Inc. have agreed to act as representatives of the several Initial Purchasers (in such capacity, the "Representatives") in connection with the offering and sale of the Notes.

        The Notes will be issued pursuant to an indenture, dated as of November 3, 2003 (the "Indenture"), among the Issuer, Quebecor World Inc., a corporation amalgamated under the laws of Canada (the "Company"), and Citibank, N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC Agreement, to be dated prior to the Closing Date (as defined in Section 2) (the "DTC Agreement"), between the Issuer and the Depositary.

        The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of November 3, 2003 (the "Registration Rights Agreement"), among the Issuer, the Company and the Initial Purchasers, substantially in the form of Exhibit A, pursuant to which each of the Issuer and the Company will agree to file, within 90 days of the Closing Date, a registration statement with the U.S. Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

        The payment of principal of, premium, Additional Amounts (as defined in the Indenture) and Special Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior unsecured basis by the Company pursuant to its guarantee of the Notes and the Exchange Notes (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

        Each of the Issuer and the Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

        The Issuer and the Company have prepared and delivered electronically to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 28, 2003 (the "Preliminary Offering Memorandum"), and have prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated October 29, 2003, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Offering Memorandum, dated October 29, 2003, including the financial statements and notes thereto, amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined by Section 1 below), in the most recent form that has been prepared and delivered by the Issuer and the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Information (as defined in Section 3) furnished by the Issuer or the Company prior to the completion of the distribution of the Securities.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the applicable securities laws which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

        Each of the Issuer and the Company hereby confirms its respective agreements with the Initial Purchasers as follows:

        SECTION 1.    Representations and Warranties.    Each of the Issuer and the Company, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows:

        (a)    No Registration Required.    Subject to obtaining the order referred to in Section 5(j) hereof, and compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act, to qualify, by prospectus or otherwise, the distribution of the Securities under the securities laws of any jurisdiction in Canada, including without limitation the Securities Act (Quebec) and the rules and regulations thereunder, or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

        (b)    No Integration of Offerings or General Solicitation.    The Issuer and the Company have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuer, the Company, their respective affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer and the Company make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuer, the Company, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Company make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer, the Company, their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Company make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

        (c)    No Solicitation in Canada.    None of the Issuer, the Company or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer and the Company make no representation or warranty), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, such province (the "Canadian Securities Laws") or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province.

        (d)    Eligibility for Resale under Rule 144A.    The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

        (e)    The Offering Memorandum.    The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the Issuer nor the Company has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

        (f)    Incorporated Documents.    The Offering Memorandum as delivered from time to time shall incorporate by reference the Company's most recent interim financial statements, Annual Information Form, Management's Discussion and Analysis contained in the most recent Annual Report, and Management Proxy and Information Circular. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum (collectively, the "Incorporated Documents") at the time they were or hereafter are filed with the Commission des valeurs mobilières du Québec (the "CVMQ") complied and will comply in all material respects with the securities laws, regulations and policies applicable in the Province of Quebec as interpreted and applied by the CVMQ (the "Quebec Securities Laws").

        (g)    The Purchase Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of each of the Issuer and the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (h)    The Registration Rights Agreement.    At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the Issuer and the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Issuer and the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Issuer with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer"); and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their best efforts to cause such registration statements to be declared effective.

        (i)    The DTC Agreement.    On the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (j)    Authorization of the Securities and the Exchange Securities.    The Notes to be purchased by the Initial Purchasers from the Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Issuer, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The form of global certificate representing the Notes has been duly approved and adopted by the Issuer.

        (k)    Authorization of the Indenture.    The Indenture has been duly authorized by each of the Issuer and the Company and, at the Closing Date, will have been duly executed and delivered by each of the Issuer and the Company and will constitute a valid and binding agreement of each of the Issuer and the Company, enforceable against each of the Issuer and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture complies with all applicable provisions of the Canadian Securities Laws and no registration, filing or recording of the Indenture under the laws of Canada or any province or territory thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

        (l)    Description of the Securities, Exchange Securities, the Indenture and the Registration Rights Agreement.    The Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

        (m)    Statements in the Offering Memorandum.    The statements in the Offering Memorandum under the captions, "Enforcement of Civil Liabilities," "Risk Factors — Risks Relating to Our Business — We are subject to Environmental Regulation.", "Risk Factors — Risks Relating to the Notes — Canadian bankruptcy and insolvency laws may impair the trustee's ability to enforce remedies under the guarantees.", "Risk Factors — Risks Relating to the Notes — U.S. investors in the notes may have difficulties enforcing certain civil liabilities.", "Description of the Notes" and "Tax Considerations" insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

        (n)    No Material Adverse Change.    Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, and have not entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for the quarterly dividend on shares of the Company's subordinate voting shares declared on October 23, 2003, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (o)    Independent Accountants.    KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Offering Memorandum, are the auditors of the Company, are independent with the meaning of the Canada Business Corporations Act (the "CBCA") and Quebec Securities Laws and are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

        (p)    Preparation of the Financial Statements.    The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in Canada applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and have been reconciled on an annual basis to generally accepted accounting principles as applied in the United States in accordance with Item 17 of Form 20-F under the Exchange Act. The financial data set forth in the Offering Memorandum under the captions "Summary — Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

        (q)    Material Subsidiaries.    The subsidiaries of the Company listed on Schedule B hereto (the "Material Subsidiaries") include all of the "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

        (r)    Incorporation and Good Standing of the Company and its Material Subsidiaries.    The Company and each of its Material Subsidiaries, including, without limitation, the Issuer, has been duly incorporated or otherwise formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Issuer and the Company, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Issuer only), the Securities, the Exchange Securities and the Indenture. The Company and each of its Material Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding common shares of the Issuer were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Issuer or any of its subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule C hereto. Except for the Material Subsidiaries, the subsidiaries listed in Schedule C hereto, as of September 30, 2003, represented, in the aggregate, less than 20% of the consolidated assets and revenues of the Company.

        (s)    Capitalization and Other Capital Stock Matters.    At September 30, 2003, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the column marked "as adjusted" under the caption

"Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum).

        (t)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    (i) Neither the Company nor any of its Material Subsidiaries is in violation of its charter, by-laws or similar organizational documents or any law, administrative regulation or administrative or court decree applicable to the Company or its Material Subsidiaries and (ii) neither the Company nor any of its subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Issuer's and the Company's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Issuer only) and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities by the Issuer and the Company, as applicable, and the consummation by each of the Issuer and the Company of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its Material Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuer's or the Company's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Issuer only) or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities by the Issuer and the Company, as applicable, or consummation by the Issuer and the Company of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as may be required by the Quebec Securities Laws, Canadian Securities Laws and federal and state securities laws with respect to the Issuer's and the Company's obligations under the Registration Rights Agreement, (ii) for filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by the Quebec Securities Laws or Canadian Securities Laws and (iii) for an order to be received from the Quebec Securities Commission under Section 12 of the Securities Act (Québec). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, the Company or any of their respective subsidiaries.

        (u)    No Material Actions or Proceedings.    There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer's or Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Neither the Issuer nor the Company has received notice of any securities commission orders or cease trade orders with respect to any securities of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its Material Subsidiaries or to each of the Issuer's and the Company's knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its Material Subsidiaries, exists or, to the best of the Issuer's or the Company's knowledge, is threatened or imminent that could reasonably be expected to result in a Material Adverse Change.

        (v)    Intellectual Property Rights.    The Company and each of its Material Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Material Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

        (w)    All Necessary Permits, etc.    The Company and each of its Material Subsidiaries possesses such valid and current certificates, licenses, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change and neither the Company nor any of its Material Subsidiaries is in default or violation of any such certificate, license, authorization or permit (except where such default or violation is not reasonably likely, individually or in the aggregate to result in a Material Adverse Change), and the Issuer's and the Company's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Issuer only) and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such certificate, license, authorization or permit.

        (x)    ERISA Compliance.    The Company and each of its Material Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Material Subsidiaries or their "ERISA

Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a Material Subsidiary, any member of any group of organizations described in Sections 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Material Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Material Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Material Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Material Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Material Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (y)    Title to Properties.    The Company and each of its Material Subsidiaries has good and marketable title to all the properties reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Material Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Material Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Material Subsidiary.

        (z)    Each of Issuer and Company Is Not an "Investment Company".    The Issuer and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Issuer nor the Company is, or after receipt of payment for the Notes and the application of proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act and each will conduct its business in a manner so that it will not become subject to the Investment Company Act while any Securities or Exchange Securities remain outstanding.

        (aa)    Insurance.    The Company and each of its Material Subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Material Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Material Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

        (bb)    Compliance with Environmental Laws.    Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its Material Subsidiaries is in violation of any federal, provincial, territorial, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Material Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Material Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Material Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Material Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its Material Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Material Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Issuer's or the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Material Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Material Subsidiaries has retained or assumed either contractually or by operation of law.

        (cc)    No Price Stabilization or Manipulation.    Neither the Issuer nor the Company has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities.

        (dd)    Company's Accounting System.    Each of the Issuer and the Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in all material respects in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in Canada and to maintain accountability for assets; (iii) access to assets is permitted in all material respects only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

        (ee)    Market Information.    Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuer and the Company believe to be reliable and accurate and the Issuer and the Company are authorized to use such data in the Offering Memorandum.

        (ff)    Regulation S.    Each of the Issuer, the Company, their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuer and the Company make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

        Any certificate signed by an officer of the Issuer and/or the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with this Agreement shall be deemed to be a representation and warranty by the Issuer or the Company, as the case may be, to each Initial Purchaser as to the matters set forth therein.

        SECTION 2.    Purchase, Sale and Delivery of the Securities.

        (a)    The Securities.    The Issuer agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer the aggregate principal amount of Securities set forth opposite their names on Schedule A, at the offering price set forth on the cover of the Offering Memorandum payable on the Closing Date. As compensation for the services rendered by the Initial Purchasers to the Issuer in respect of the issuance and sale of the Securities, the Issuer will pay to the Initial Purchasers a commission of 0.60% of the principal amount of the 2008 Notes and 0.65% of the principal amount of the 2013 Notes sold to the Initial Purchasers under this Agreement. All payments to be made by the Issuer to the Initial Purchasers as compensation for the services rendered by the Initial Purchasers to the Issuer and the Company in respect of the issuance and sale of the Securities hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever.

        (b)    The Closing Date.    Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Arnold & Porter, 399 Park Avenue, New York, New York, 10022 or such other place as may be agreed to by the Issuer and the Representatives) at 9:00 a.m. New York City time, on November 3, 2003, or such other time and date as may be agreed to by the Issuer and the Representatives (the time and date of such closing are called the "Closing Date"). The Issuer hereby acknowledges that circumstances under which the Initial Purchasers may request to postpone the Closing Date as originally scheduled include, without limitation, any determination by the Issuer, the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

        (c)    Delivery of the Securities.    The Issuer shall deliver, or cause to be delivered (i) to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the 2008 Notes and the related Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, net of any commission and (ii) to Citigroup Global Markets Inc. for the accounts of the several Initial Purchasers certificates for the 2013 Notes and the related Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, net of any commission. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date, at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

        (d)    Delivery of Offering Memorandum to the Initial Purchasers.    Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Issuer shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

        (e)    Initial Purchasers as Qualified Institutional Buyers.    Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer and the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer").

        SECTION 3.    Additional Covenants.    Each of the Issuer and the Company, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

        (a)    Initial Purchasers' Review of Proposed Amendments and Supplements.    Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference), the Issuer shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

        (b)    Amendments and Supplements to the Offering Memorandum.    If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

        Each of the Issuer and the Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum amendment or supplement referred to in this Section 3.

        (c)    Copies of the Offering Memorandum.    The Issuer agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

        (d)    Notice of Filings.    The Issuer and the Company will promptly notify the Representatives of any filing made by the Issuer or the Company of information relating to the offering of the Securities with any of the Commission, the CVMQ or any other regulatory body in the United States, Canada or any other jurisdiction.

        (e)    Blue Sky Compliance.    The Issuer and the Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Issuer nor the Company shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuer will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (f)    Use of Proceeds.    The Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

        (g)    The Depositary.    The Issuer will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

        (h)    Additional Information.    Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, so long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3), at any time when either of the Company or the Issuer is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company or the Issuer, as applicable, shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Information") satisfying the requirements of subsection (d) of Rule 144A.

        (i)    Agreement Not to Offer or Sell Additional Securities.    From the date hereof through the Closing Date, neither the Issuer nor the Company will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer or the Company or securities exchangeable for or convertible into debt securities of the Issuer or the Company (other than as contemplated by this Agreement and to register the Exchange Securities).

        (j)    No Integration.    Each of the Issuer and the Company agrees that it will not and will cause its respective Affiliates not to make any offer or sale of securities of the Issuer or the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

        (k)    Legended Securities.    Each certificate for a Note will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

        Either of Banc of America Securities LLC or Citigroup Global Markets Inc., on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Issuer or the Company of any one or more of the foregoing covenants or extend the time for their performance.

        SECTION 4.    Payment of Expenses.    Each of the Issuer and the Company, jointly and severally, agrees with the Initial Purchasers that the Issuer will pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuer's and Company's counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Notes and the Guarantees, all filing fees, attorneys' fees and expenses incurred by the Issuer or the Company or reasonably incurred by the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Issuer and the Company of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

        SECTION 5.    Conditions of the Obligations of the Initial Purchasers.    The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuer and the Company of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)    Accountants' Comfort Letter.    On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Issuer and the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

        (b)    No Material Adverse Change or Ratings Agency Change.    For the period from and after the date of this Agreement and prior to the Closing Date:

          (i)    in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (ii)   there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

        (c)    Opinion of Canadian Counsel for the Company and the Issuer.    On the Closing Date the Initial Purchasers shall have received the favorable opinion of Ogilvy Renault, Canadian counsel for the Company and the Issuer, dated as of such Closing Date, the form of which is attached as Exhibit B.

        (d)    Opinion of United States Counsel for the Company and the Issuer.    On the Closing Date the Initial Purchasers shall have received the favorable opinion of Arnold & Porter, United States counsel for the Company and the Issuer, dated as of such Closing Date, the form of which is attached as Exhibit C.

        (e)    Opinion of United States Counsel for the Initial Purchasers.    On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, United States counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

        (f)    Officers' Certificate.    On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Issuer and the Company and the Chief Financial Officer or Chief Accounting Officer of each of the Issuer and the Company, dated as of the Closing Date, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

          (i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

          (ii)   the representations, warranties and covenants of the Issuer and the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

          (iii)  the Issuer and the Company have each complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

        (g)    Bring-down Comfort Letter.    On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

        (h)    Registration Rights Agreement.    The Issuer and the Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

        (i)    Additional Documents.    On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        (j)    Securities Act (Québec) Order.    The Company shall have received an order under Section 12 of the Securities Act (Québec).

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        SECTION 6.    Reimbursement of Initial Purchasers' Expenses.    If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 hereof, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or to comply with any provision hereof, each of the Issuer and the Company, jointly and severally, agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        SECTION 7.    Offer, Sale and Resale Procedures.    Each of the Initial Purchasers, on the one hand, and each of the Issuer and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

        (a)   Offers and sales of the Securities have and will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons in the United States whom the offeror or seller reasonably believes to be Qualified Institutional Buyers, or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

        (b)   The Securities have and will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) has or will be used in the United States in connection with the offering of the Securities.

        (c)   Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend to the following effect:

  "THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

  SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

        Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers in accordance with the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer or the Company hereunder for any losses, damages or liabilities suffered or incurred by the Issuer or the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

        SECTION 8.    Indemnification

        (a)    Indemnification of the Initial Purchasers.    Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer or the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Issuer and the Company may otherwise have.

        (b)    Indemnification of the Issuer, the Company and their Respective Directors and Officers.    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Company and each of their directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer and the Company by the Initial Purchasers expressly for use therein; and to reimburse the Issuer, the Company, or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Issuer, the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuer and the Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Issuer and the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph, the fourth sentence of the tenth paragraph and the eleventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

        (c)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of a request for consent to such settlement and a request for reimbursement of the related fees and expenses and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        SECTION 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then (i) each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the Company, and the total commission received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuer and the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

        The Issuer, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the commission received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Issuer or the Company, and each person, if any, who controls the Issuer or the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Company.

        SECTION 10.    Termination of this Agreement.    Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Issuer if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission, the CVMQ, the Toronto Stock Exchange or the New York Stock Exchange, or trading in securities generally on any of the Nasdaq Stock Market, the Toronto Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the NASD, the CVMQ or any applicable securities regulatory authority; (ii) a general banking moratorium shall have been declared by any United States federal, Canadian federal, Quebec provincial or New York state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving of affecting the United States or Canada, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in United States, Canadian or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Issuer or the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Issuer or the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuer and Company to any Initial Purchaser, except that the Issuer and the Company, jointly and severally, shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuer and the Company, or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        SECTION 11.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Company, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuer or Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

        SECTION 12.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Initial Purchasers:
  Banc of America Securities LLC
  9 West 57th Street, Floor 2M
  New York, New York
  10019 USA
  Facsimile: (212) 847-5184
  Attention: High Grade Capital Markets Transaction Management

  with a copy to:
  Shearman & Sterling LLP
  199 Bay Street, Suite 4405
  Toronto, Ontario
  M5L 1E8 Canada
  Facsimile: (416) 360-2958
  Attention: Mr. Christopher J. Cummings

  If to the Issuer or the Company:
  Quebecor World Inc.
  612 Saint Jacques Street, 4th Floor
  Montreal, Quebec
  H3C 4M8 Canada
  Facsimile: (514) 964-9624
  Attention: General Counsel

  With copies to:
  Ogilvy Renault
  Suite 1100
  1981 McGill College Avenue
  Montreal, Quebec
  H3A 3C1 Canada
  Facsimile: (514) 286-5474
  Attention: Marc Lacourcière

  Arnold & Porter
  399 Park Avenue
  New York, New York
  10022 USA
  Facsimile: (212) 715-1399

  Attention: John A. Willett

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        SECTION 13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

        SECTION 14.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        SECTION 15.    Governing Law Provisions.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        Each of the Issuer and the Company agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim, to the fullest extent permitted by applicable law, in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Issuer and the Company hereby irrevocably designates and appoints CT Corporation System (or any successor entity) as its respective authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System (or such successor entity) at its office at 111 Eighth Avenue, 13th floor, New York, New York 10011 (or such other address in the Borough of Manhattan, the City of New York, State of New York as the Issuer and the Company may designate by written notice to the Initial Purchasers), and written notice of said service to the Issuer or the Company, as the case may be, mailed or delivered to Quebecor World Inc., 612 Saint Jacques Street, 4th Floor, Montreal, Quebec, H3C 4M8 Canada, Attention: General Counsel, shall be deemed in every respect effective service of process upon the Issuer or the Company, as the case may be, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Issuer or the Company, as the case may be.

Said designation and appointment shall be irrevocable from the date of Closing to and including 90 days after the stated maturity of the Notes. Each of the Issuer and the Company agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System, or any successor entity, in full force and effect so that the Issuer and the Company shall at all times during such period have an agent for service of process for the above purposes in the United States. Nothing herein shall affect the right of the Initial Purchasers or any person controlling an Initial Purchaser to serve process in any manner permitted by law or limit the right of the Initial Purchasers or any person controlling an Initial Purchaser to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

        (a)    Waiver of Immunity.    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        (b)    Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuer and the Company in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Issuer and the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Issuer and the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

        SECTION 16.    Default of One or More of the Several Initial Purchasers.    If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial

Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case any of the Initial Purchasers, the Issuer or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        SECTION 17.    Tax Disclosure.    Notwithstanding anything to the contrary contained herein, each of the Initial Purchasers, the Issuer and the Company shall be permitted to disclose the U.S. tax treatment and U.S. tax structure of each of the transactions contemplated by this Agreement and the Offering Memorandum (each, a "Transaction") (including any materials, opinions or analyses relating to such U.S. tax treatment or U.S. tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if any Transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such Transaction. For the purposes of this section, "U.S. tax structure" is limited to the facts relevant to the income tax treatment of the offering and does not include information relating to the identity of the Issuer, the Company, its affiliates, agents or advisors.

        SECTION 18.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
QUEBECOR WORLD CAPITAL CORPORATION
By:	/s/ CLAUDE HÉLIE Name: Claude Hélie Title: Executive Vice President
QUEBECOR WORLD INC.
By:	/s/ CLAUDE HÉLIE Name: Claude Hélie Title: Executive Vice President and Chief Financial Officer
By:	/s/ DENIS AUBIN Name: Denis Aubin Title: Senior Vice President, Corporate Finance and Treasury

        The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
RBC DOMINION SECURITIES CORPORATION
ABN AMRO INCORPORATED
BNP PARIBAS SECURITIES CORP.
TD SECURITIES (USA) INC.
SCOTIA CAPITAL (USA) INC.
HARRIS NESBITT CORP.
WACHOVIA CAPITAL MARKETS, LLC
CIBC WORLD MARKETS CORP.
PUTNAM LOVELL NBF SECURITIES INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC
FLEET SECURITIES, INC.
BARCLAYS CAPITAL INC.

By:	BANC OF AMERICA SECURITIES LLC
By:	/s/ LILY CHANG Name: Lily Chang Title: Principal
By:	CITIGROUP GLOBAL MARKETS INC.
By:	/s/ CHANDA CARR Name: Chanda Carr Title: Vice President

For themselves and the several Initial Purchasers

        SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of 2008 Notes to be Purchased		Aggregate Principal Amount of 2013 Notes to be Purchased
Citigroup Global Markets Inc.	US$	66,000,000	US$	132,000,000
Banc of America Securities LLC	US$	34,000,000	US$	68,000,000
RBC Dominion Securities Corporation	US$	18,710,000	US$	37,419,000
ABN AMRO Incorporated	US$	14,737,000	US$	29,474,000
BNP Paribas Securities Corp.	US$	14,737,000	US$	29,474,000
Scotia Capital (USA) Inc.	US$	14,737,000	US$	29,474,000
TD Securities (USA) Inc.	US$	14,737,000	US$	29,474,000
Harris Nesbitt Corp.	US$	6,079,000	US$	12,158,000
Wachovia Capital Markets, LLC	US$	6,079,000	US$	12,158,000
CIBC World Markets Corp.	US$	3,553,000	US$	7,105,000
Putnam Lovell NBF Securities Inc.	US$	3,553,000	US$	7,105,000
Barclays Capital Inc.	US$	1,026,000	US$	2,053,000
Fleet Securities, Inc.	US$	1,026,000	US$	2,053,000
Tokyo-Mitsubishi International plc	US$	1,026,000	US$	2,053,000
Total	US$	200,000,000	US$	400,000,000

Schedule A-1

        SCHEDULE B

Material Subsidiaries of Quebecor World Inc.

Quebecor World European Holdings, S.A.
Quebecor Printing Holding Company
Quebecor World (USA) Inc.
Quebecor World Capital Corporation
QW Memphis Corp.

Schedule B-1

        SCHEDULE C

Subsidiaries of Quebecor World Inc.

USA

BCK 140 Q Partnership
Chemical Color Plate Corporation
Edwin Road Properties, Inc.
Image Technologies, Inc.
Innovata, LLC (17.3%)
La-Gniappe Advertising, Inc.
La-Gniappe Inserts, Inc.
La-Gniappe Marketing Group Inc.
Lightspeed Digital Express LLC
Magna Graphics/Midwest Inc.
Magna/Ruttles, LLC
National Magazine Mailers, Inc.
Nimrod Press, Inc.
P.A. Investment Corporation
Paper Express, Ltd.
Quebecor List Services Chicago Inc.
Quebecor Printing Aviation Inc.
Quebecor Printing Holding Company
Quebecor Printing Providence Inc.
Quebecor Printing Sayers Inc.
Quebecor Printing St. Paul Inc.
Quebecor World (USA) Inc.
Quebecor World Acme Printing Company Inc.
Quebecor World Arcata Corp.
Quebecor World Atglen Inc.
Quebecor World Atlanta II LLC
Quebecor World Atlanta Inc.
Quebecor World Aviation Inc.
Quebecor World Book Services LLC
Quebecor World Buffalo Inc.
Quebecor World Capital Corporation
Quebecor World Capital GP
Quebecor World Central Florida Press, L.C.
Quebecor World Century Graphics Corporation
Quebecor World Dallas II Inc.
Quebecor World Dallas Sales Inc.
Quebecor World Dallas, L.P.
Quebecor World DB Acquisition Corp.
Quebecor World Delaware LLC

Schedule C-1

Quebecor World Detroit Inc.
Quebecor World Direct Brookfield Inc.
Quebecor World Directory Sales Corp.
Quebecor World Dittler Brothers Inc.
Quebecor World Dubuque Inc.
Quebecor World Eagle Inc.
Quebecor World Eusey Press Inc.
Quebecor World Fairfield Inc.
Quebecor World Federated Inc.
Quebecor World Finance Inc.
Quebecor World Foreign Sales Corp.
Quebecor World Great Western Publishing Inc.
Quebecor World Halliday Inc.
Quebecor World Hazleton Inc.
Quebecor World Infiniti Graphics Inc.
Quebecor World Investments Inc.
Quebecor World Johnson & Hardin Company
Quebecor World Johnson & Hardin Enterprises Inc.
Quebecor World Kingsport Inc.
Quebecor World KRI Dresden Inc.
Quebecor World KRI Inc.
Quebecor World Krueger Acquisition Corporation
Quebecor World Lanman Companies Inc.
Quebecor World Lanman Dominion Inc.
Quebecor World Lanman Lithotech Inc.
Quebecor World Lincoln Inc.
Quebecor World Logistics Inc.
Quebecor World Loveland Inc.
Quebecor World Magna Graphic Inc.
Quebecor World Memphis II Inc.
Quebecor World Memphis LLC
Quebecor World Metroweb L.P.
Quebecor World Mid-South Press Corporation
Quebecor World Mt. Morris II LLC
Quebecor World Nevada II LLC
Quebecor World Nevada Inc.
Quebecor World Northeast Graphics Inc.
Quebecor World Nova Marketing Services, Inc.
Quebecor World Olive Branch Inc.
Quebecor World Packaging Graphics Inc.
Quebecor World Pendell Inc.
Quebecor World Petty Printing Inc.
Quebecor World Printing (USA) Corp.
Quebecor World RAI Inc.
Quebecor World Real Estate Inc.
Quebecor World Retail Printing Corporation

Schedule C-2

Quebecor World San Jose Inc.
Quebecor World Sayers Inc.
Quebecor World Semline Inc.
Quebecor World Services Inc.
Quebecor World Systems Inc.
Quebecor World Taconic Holdings Inc.
Quebecor World UP/Graphics Inc.
Quebecor World Vermont Inc.
Quebecor World Warehousing Inc.
Quebecor World Waukee Inc.
Quebecor World Wessel Inc.
QW Karl M. Harrop Company II
QW Holyoke Lithograph Co., Inc.
QW Memphis Corp.
QW New York Corp.
Shea Communications Company
The Webb Company
WCP-D, Inc.
WCX, LLC
WCY, LLC
WCZ, LLC
World Color Finance Inc.

EUROPE

AB Danagards Grafiska (49%)
Aldebarran Quebecor S.A.
BHR S.A. (50%)
Cayfo y Asociados, AIE
Cayfosa-Quebecor, S.A.
Directo Plancha, S.A.
DREC S.A.
E2G S.A.
Espacio y Punto, S.A.
Grafic Negra, S.A.
Graphic Brochage Quebecor S.A.S.
Helio Car S.A. (50%)
Helio Charleroi S.A. (50%)
Hélio Corbeil Quebecor SNC
Héliogravure Didier-Quebecor, S.A.S.
Helprint Quebecor Oy
Hunterprint Group Plc
Immodos, S.A.
Imprimerie Alsacienne Didier-Quebecor, S.A.S.
Imprimerie Blois Quebecor, S.A.S.
Imprimeries Didier-Quebecor, S.A.S.

Schedule C-3

Imprimeries Fecomme-Quebecor S.A.S.
Imprimeries Quebecor Services G.I.E.
Industria Grafica Altair-Quebecor, S.A.
Inter-Brochage, S.A.
Interprint Quebecor AB
Inter-Routage S.A.S.
Interval S.A.S.
La Loupe Quebecor, S.A.S.
Leval & Ventillard S.A.
Oberndorfer Druckerei GmbH
Printor Direct, S.A.S.
Quebecor Ibérica, S.A.
Quebecor Numeric, S.A.S.
Quebecor World (UK) Holdings Plc
Quebecor World a Islandi ehf
Quebecor World Acquisition Co Limited
Quebecor World Binding Limited
Quebecor World Deutschland GmbH
Quebecor World Europe S.A.S.
Quebecor World European Holding, S.A.
Quebecor World France S.A.
Quebecor World News Binding Limited
Quebecor World News Printing Limited
Quebecor World Norden AB
Quebecor World Plc
Quebecor World Pre-Press Limited
Quebecor World Printing Limited
Quebecor World S.A.
Quebecor World Scandinavia AB
Quebecor World Specialty Limited
Rotoalpha Quebecor, S.A.
Rotocayfo-Quebecor, S.A.
Routage Quebecor S.A.S.
SCI Des Trois Tilleuls
SCI Saint-Jacques
Sörmlands Grafiska Quebecor AB
TEJ Quebecor Printing Limited (40%)
Torcy Quebecor, S.A.
Tryckeri AB Smaland Quebecor

Schedule C-4

CANADA

3721663 Canada Partnership
Graphicor Transport Inc./Transport Graphicor Inc.
Joncas Postexperts Inc.
QPI Financial Services
Quebecor Merrill Canada Inc.
Quebecor World Graphica Inc.
Quebecor World MIL Inc.
Web Press Graphics Ltd. (50%)

MEXICO

Gráficas Monte Alban S.A. de C.V.
Grafserv S.A. de C.V.
Quebecor World México D.F., S.A. de C.V.
Quebecor World México Holding S.A. de C.V.
Quebecor World Printpak de México S.A. de C.V.

SOUTH AMERICA

QP Investments Ltd. (BVI)
QP (BVI) Ltd.
Quebecor Printing (BVI) Holding Ltd.
Quebecor Printing Chile Holding Limitada
Quebecor World Encuadernacion Ltda. (50%)
Quebecor Word Perú S.A.
Quebecor World Bogotá S.A.
Quebecor World Buenos Aires S.A.
Quebecor World Chile S.A. (50%)
Quebecor World Investment Ltd.
Quebecor World Pilar S.A.
Quebecor World Recife Ltda
Quebecor World São Paulo S.A.
QW (IBC) Ltd.
QWLA Participacoes S/C Ltda.

Schedule C-5

EXHIBIT A

Registration Rights Agreement

        This Registration Rights Agreement (this "Agreement") is made and entered into as of November 3, 2003, by and among Quebecor World Capital Corporation, a Delaware corporation (the "Company"), Quebecor World Inc., a corporation amalgamated under the laws of Canada (the "Guarantor"), and Banc of America Securities LLC and Citigroup Global Markets Inc. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"). Each of the Initial Purchasers has agreed to purchase the Company's Initial Notes (as defined below) pursuant to the Purchase Agreement (as defined below).

        This Agreement is made pursuant to the Purchase Agreement (as defined below). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company and the Guarantor have agreed, for the benefit of each Initial Purchaser and for the benefit of the holders from time to time of the Notes (including each Initial Purchaser) to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement, and capitalized terms not defined herein are used as defined in the Purchase Agreement.

        The parties hereby agree as follows:

        SECTION 1.    Definitions.    As used in this Agreement, the following capitalized terms shall have the following meanings:

        Advice:    As defined in Section 6(c) hereof.

        Broker-Dealer:    Any broker or dealer registered as such under the Exchange Act.

        Business Day:    Any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

        Closing Date:    The date of this Agreement.

        Commission:    The United States Securities and Exchange Commission.

        Consummate:    A registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement when (i) the Exchange Offer Registration Statement has been filed and declared effective by the Commission, (ii) such Registration Statement was kept continuously effective and the Exchange Offer was kept open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the Company has delivered to the Registrar under the Indenture Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

        Controlling person:    As defined in Section 8(a) hereof.

Exhibit A-1

        Effectiveness Target Date:    As defined in Section 5 hereof.

        Exchange Act:    The United States Securities Exchange Act of 1934, as amended.

        Exchange Notes:    The 4 7/8% Senior Notes due 2008 and the 6 1/8% Senior Notes due 2013, of the same series under the Indenture as the Initial Notes, including the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

        Exchange Offer:    The registration under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Holders of all outstanding Transfer Restricted Securities are offered the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        Exchange Offer Registration Statement:    The Registration Statement relating to the Exchange Offer, including the related Prospectus.

        Holder:    As defined in Section 2(b) hereof.

        Indemnified Holder:    As defined in Section 8(a) hereof.

        Indenture:    The Indenture, dated as of November 3, 2003, among the Company, the Guarantor and Citibank N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        Initial Notes:    The 4 7/8% Senior Notes due 2008 and the 6 1/8% Senior Notes due 2013, of the same series under the Indenture as the Exchange Notes, including the Guarantees attached thereto, for so long as such securities constitute Transfer Restricted Securities.

        Initial Placement:    The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

        Interest Payment Date:    As defined in the Indenture and the Notes.

        NASD:    National Association of Securities Dealers, Inc.

        Notes:    The Initial Notes and the Exchange Notes.

        Person:    An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus:    The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Exhibit A-2

        Purchase Agreement:    The Purchase Agreement, dated as of October 29, 2003, among the Company, the Guarantor and the Initial Purchasers.

        Registration Default:    As defined in Section 5 hereof.

        Registration Statement:    Any registration statement of the Company and the Guarantor relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        Securities Act:    The United States Securities Act of 1933, as amended.

        Shelf Filing Deadline:    As defined in Section 4(a) hereof.

        Shelf Registration Statement:    As defined in Section 4(a) hereof.

        Special Interest:    As defined in Section 5 hereof.

        Transfer Restricted Securities:    Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

        Trust Indenture Act:    The United States Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa, et seq.) as in effect on the date of the Indenture.

        Underwritten Registration or Underwritten Offering:    A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

        SECTION 2.    Securities Subject to this Agreement.

        (a)   Transfer Restricted Securities.    The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

        (b)   Holders of Transfer Restricted Securities.    A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

        SECTION 3.    Registered Exchange Offer.

        (a)   Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied

Exhibit A-3

with), the Company and the Guarantor shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (or if such 90th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date (or if such 150th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of (i) the offers of the Exchange Notes in exchange for the Transfer Restricted Securities and (ii) the resales of Exchange Notes held by Broker-Dealers as contemplated by Section 3(c) below.

        (b)   The Company and the Guarantor shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantor shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantor shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day).

        (c)   The Company and the Guarantor shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Exhibit A-4

        The Company and the Guarantor shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The Company and the Guarantor shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

        SECTION 4.    Shelf Registration

        (a)    Shelf Registration.    If (i) the Company and the Guarantor are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Securities, such Holder notifies the Company prior to 20th day following the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then, upon such Holder's request, the Company and the Guarantor shall:

          (x)   cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") as soon as practicable but in any event on or prior to 90 days after the date on which the filing obligation arises (or if such 90th day is not a Business Day, the next succeeding Business Day) (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y)   use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 150th day after date on which the filing obligation arises (or if such 150th day is not a Business Day, the next succeeding Business Day).

Exhibit A-5

        The Company and the Guarantor shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date (or shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

        (b)    Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.    No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

        SECTION 5.    Special Interest.    If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective, unless a Shelf Registration Statement or its related Prospectus ceases to be effective or usable solely as a result of the occurrence of a material event with respect to the Company and/or the Guarantor that would be required by law to be described in such Shelf Registration Statement or the related Prospectus, provided that the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement or the related Prospectus to describe such event, (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantor hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Such additional interest to be paid pursuant to a Registration Default is referred to herein as "Special Interest." Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a

Exhibit A-6

different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

        All Special Interest accrued pursuant to this Section 5 shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes.

        All obligations of the Company and the Guarantor set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

        SECTION 6.    Registration Procedures

        (a)    Exchange Offer Registration Statement.    In connection with the Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i)    If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantor hereby agree to diligently pursue a favorable decision from the Commission allowing the Company and the Guarantor to Consummate an Exchange Offer for such Initial Notes.

          (ii)   As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or the Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and the Guarantor's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration

Exhibit A-7

  statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

        (b)    Shelf Registration Statement.    In connection with the Shelf Registration Statement, the Company and the Guarantor shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantor will, in accordance with the time limitations set forth in Section 4 of this Agreement, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

        (c)    General Provisions.    In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and the Guarantor shall:

          (i)    use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantor for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause (A) any such Registration Statement to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus contained in the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any such Registration Statement or the Prospectus contained therein not to be effective or usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantor shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A), (B) or (C), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii)   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all

Exhibit A-8

  securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii)  advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in (1) the Registration Statement in order to correct an omission of a material fact necessary to make the statements therein not misleading, or (2) the Prospectus in order to correct an omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantor shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv)  furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company and any Guarantor will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).

          (v)   promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to

Exhibit A-9

  the underwriter(s), if any, make the representatives of the Company and the Guarantor available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi)  make available at reasonable times for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantor as is customary for similar due diligence examinations and cause the Company's and the Guarantor's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided that all information and documents supplied by the Company shall be kept confidential by the receiving parties unless disclosure is required by law or regulation, or by any regulatory authority, stock exchange, court or administrative order;

          (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

          (ix)  furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x)   deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantor hereby consent, subject to the provisions of this Agreement, to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and

Exhibit A-10

  the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi)  enter into such agreements (including an underwriting agreement) and make such representations and warranties in form, substance and scope as are customarily made by issuers to underwriters, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantor shall:

            (A)  furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

              (1)   a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5 (e) of the Purchase Agreement and such other matters as such parties may reasonably request;

              (2)   opinions, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of Canadian and United States counsel for the Company and the Guarantor, covering the matters set forth in paragraphs (c) and (d) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantor and without

Exhibit A-11

      independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

              (3)   a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's and Guarantor's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

            (B)  set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor pursuant to this clause (xi), if any.

    If at any time the representations and warranties of the Company and the Guarantor contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantor shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in

Exhibit A-12

  connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

          (xiii) shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, or if the Exchange Offer is to be consummated, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to be approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

Exhibit A-13

          (xviii) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders a consolidated earnings statement of the Company meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period, no later than 45 days, or 90 days in the case that such period is a fiscal year, (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use their best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any;

          (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

          (xxii) prior to the commencement of the Exchange Offer, apply for and receive an order under subsection 82(3) of the Canada Business Corporations Act exempting the Indenture from the applicable provisions of that act.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall

Exhibit A-14

have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Special Interest is due pursuant to Section 5 hereof or the amount of such Special Interest, it being agreed that the Company's option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

        SECTION 7.    Registration Expenses.

        (a)   All expenses incident to the Company's or the Guarantor's performance of or compliance with this Agreement will be borne by the Company or the Guarantor, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantor and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company and the Guarantor will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantor.

        (b)   In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantor, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

        SECTION 8.    Indemnification.

        (a)   The Company agrees and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the

Exhibit A-15

persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein and (ii) the Company and the Guarantor shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon the use of a Registration Statement after (x) a stop order has been issued by the Commission in respect of a Registration Statement or any proceedings for such purposes have been initiated or (y) a Registration Statement has been suspended, so long as in the case of (x) and (y), the Holders shall have received prior notice of such action from the Company in accordance with this Agreement. This indemnity agreement shall be in addition to any liability which the Company and the Guarantor may otherwise have.

        In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantor in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantor of their respective obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantor (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantor shall be liable for any settlement of any such action or proceeding effected with the Company's and the Guarantor's prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantor agrees to indemnify and hold harmless any Indemnified Holder

Exhibit A-16

from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company and the Guarantor shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

        (b)   Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor and their respective directors, officers of the Company who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, the Guarantor and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantor to each of the Indemnified Holders, but only with respect to claims and actions based on information furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantor or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given to the Company and/or the Guarantor pursuant to this Agreement, as applicable, and the Company, the Guarantor or their directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

        (c)   If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantor shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum), the amount of Special Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantor on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a

Exhibit A-17

party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company, the Guarantor and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (nor any of their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

        SECTION 9.    Rule 144A.    The Company and the Guarantor each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

        SECTION 10.    Participation in Underwritten Registrations.    No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

        SECTION 11.    Selection of Underwriters.    The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

Exhibit A-18

        SECTION 12.    Miscellaneous.

        (a)    Remedies.    The Company and the Guarantor each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Company will not, and will cause the Guarantor not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c)    Adjustments Affecting the Notes.    The Company and the Guarantor will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

        (d)    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

        (e)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

          (i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture unless a more current address has been provided to the Company by such Holder, with a copy to the Registrar under the Indenture;

          (ii)   if to the Company and the Guarantor:

      Quebecor World Inc.
      612 Saint Jacques Street, 4th Floor
      Montreal, Quebec
      H3C 4M8 Canada

Exhibit A-19

      Facsimile: (514) 964-9624
      Attention: General Counsel

      With a copy to:

      Arnold & Porter
      399 Park Avenue
      New York, New York 10022-4690
      Facsimile: (212) 715-1399
      Attention: Christine D. Rogers, Esq.

          (iii)  if to the Initial Purchasers:

      Banc of America Securities LLC
      9 West 57th Street, Floor 2M
      New York, New York
      10019 USA
      Facsimile: (212) 847-5184
      Attention: High Grade Capital Markets Transaction Management

      With a copy to:

      Shearman & Sterling LLP
      199 Bay Street, Commerce Court West
      Suite 4405, P.O. Box 247
      Toronto, Ontario M5L 1E8

      Facsimile: (416) 360-2958
      Attention: Christopher J. Cummings, Esq.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (f)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be

Exhibit A-20

deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (j)    Consent to Jurisdiction.    The Company and the Guarantor agree that any legal suit, action or proceeding, arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Company and the Guarantor irrevocably appoint CT Corporation System, as its agent to receive service of process or other legal summons for the purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. Service of any process, summons, notice or document upon such agent, and written notice of said service by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        (k)    Waiver of Immunity.    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        (l)    Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange to be used shall be the rate at which in accordance with normal banking procedures the indemnified party could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Guarantor in respect of any sum due from it to any indemnified party shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until

Exhibit A-21

the first business day, following receipt by such indemnified party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such indemnified party may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such indemnified party hereunder, the Company and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify such indemnified party against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such indemnified party hereunder, such indemnified party agrees to pay the Company and the Guarantor (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such indemnified party hereunder.

        (m)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (n)    Entire Agreement.    This Agreement together with the Purchase Agreement, the Notes and the Indenture is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Exhibit A-22

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUEBECOR WORLD CAPITAL CORPORATION

By:	Name: Claude Hélie Title: Executive Vice President

QUEBECOR WORLD INC.

By:	Name: Claude Hélie Title: Executive Vice President and Chief Financial Officer

By:	Name: Denis Aubin Title: Senior Vice President, Corporate Finance and Treasury

Exhibit A-23

        The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
RBC DOMINION SECURITIES CORPORATION
ABN AMRO INCORPORATED
BNP PARIBAS SECURITIES CORP.
SCOTIA CAPITAL (USA) INC.
TD SECURITIES (USA) INC.
HARRIS NESBITT CORP.
WACHOVIA CAPITAL MARKETS, LLC
CIBC WORLD MARKETS CORP.
PUTNAM LOVELL NBF SECURITIES INC.
BARCLAYS CAPITAL INC.
FLEET SECURITIES, INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC

By: Banc of America Securities LLC

By: Name: Lily Chang Title: Principal

By: Citigroup Global Markets Inc.

By: Name: Chanda Carr Title: Vice President

For themselves and the several Initial Purchasers

Exhibit A-24

EXHIBIT B

Form of Opinion of Canadian Counsel for the Issuer and the Company

Montréal, November 3, 2003

Citigroup Global Markets Inc.
Banc of America Securities LLC
RBC Dominion Securities Corporation
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
Harris Nesbitt Corp.
Wachovia Capital Markets, LLC
CIBC World Markets Corp.
Putnam Lovell NBF Securities Inc.
Barclays Capital Inc.
Fleet Securities, Inc.
Tokyo-Mitsubishi International plc

(collectively, the "Initial Purchasers")
c/o Banc of America Securities LLC
9 West 57th Street, 6th Floor
New York, N.Y. 10019

Ladies and Gentlemen:

RE:	Quebecor World Capital Corporation — US$200,000,000 4 7/8% Senior Notes due 2008, US$400,000,000 6 1/8% Senior Notes due 2013, Fully and Unconditionally Guaranteed by Quebecor World Inc.

        We have acted as Canadian counsel to Quebecor World Capital Corporation (the "Issuer") and to Quebecor World Inc. (the "Company") in connection with the Purchase Agreement dated October 29, 2003 (the "Purchase Agreement") among the Issuer, the Company and the Initial Purchasers related to the issue and sale by the Issuer to the Initial Purchasers of US$200,000,000 aggregate principal amount of its 4 7/8% Senior Notes due 2008 and US$400,000,000 aggregate principal amount of its 6 1/8% Senior Notes due 2013 (the "Notes") fully and unconditionally guaranteed by the Company (the "Guarantees", and together with the Notes, the "Securities") issued pursuant to the Indenture dated November 3, 2003 (the "Indenture") among the Issuer, the Company and Citibank, N.A., as trustee.

        This opinion is being furnished to you pursuant to Section 5(c) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the same meanings set forth in the Purchase Agreement.

Exhibit B-1

        In connection with this opinion, we have examined various documents including the following:

  (a)
  the Preliminary Offering Memorandum;

  (b)
  the Offering Memorandum;

  (c)
  an executed copy of the Indenture;

  (d)
  an executed copy of the Purchase Agreement;

  (e)
  an executed copy of the Registration Rights Agreement;

  (f)
  specimens of the global notes representing the Notes; and

  (g)
  the Guarantees.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer, the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates of officers and other representatives of the Issuer and the Company, copies of which have been provided to you.

        In our examination of such documents and information, we have assumed:

  1.
  the genuineness of all signatures, the legal capacity of all individuals, the authenticity and completeness of all documents and instruments submitted to us as originals, the conformity to originals of all documents submitted to us as facsimiles or copies, certified or otherwise thereof and the authenticity of the originals of such facsimiles or copies; and

  2.
  the accuracy and completeness of the minute books and other corporate records of the Issuer and the Company and of any other records, certificates or documents examined by us, as well as the accuracy and correctness of all facts set forth or reflected therein.

        The references herein to our "knowledge" or "belief" refer to the actual current conscious awareness of the existence or absence of facts and other information by those lawyers in our firm who have participated in the representation of the Issuer and the Company. However, except to the extent expressly set forth herein and for due diligence reviews customarily undertaken by Canadian counsel in transactions similar to those contemplated by the Offering Memorandum, we have not undertaken any special or independent investigation to determine the existence or absence of such facts or circumstances and no inferences as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Issuer and the Company.

Exhibit B-2

        We are qualified to practice law only in the provinces of Québec, Ontario and British Columbia and, consequently, we do not purport to express any opinion herein concerning laws other than the laws of the provinces of Québec, Ontario and British Columbia and the federal laws of Canada applicable therein.

        Based upon the foregoing but subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        (a)   In reliance upon the Certificate of Compliance issued by the Deputy Director under the CBCA as of October 31, 2003, the Company has been duly incorporated under the CBCA, is not discontinued and has not been dissolved. The Company has sent to the Director under the CBCA the required annual returns and has paid all fees required under the CBCA.

        (b)   The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum in all jurisdictions in which it presently carries on its business or leases or owns property or assets and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

        (c)   The Company is duly qualified or registered as a foreign or extra-provincial corporation to transact business in Québec, Ontario and British Columbia and is in good standing in each such jurisdiction.

        (d)   The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        (e)   The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

        (f)    The Indenture has been duly authorized, executed and delivered by the Company.

        (g)   The Guarantees attached to the Notes have been duly authorized and executed by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, assuming the Notes and Guarantees attached thereto have been duly authenticated pursuant to the Indenture, the Guarantees attached to the Notes have been duly issued and delivered by the Company.

        (h)   The Guarantees attached to the Exchange Securities have been duly authorized for issuance by the Company.

        (i)    No registration, filing or recording of the Indenture under the laws of the Province of Québec or the federal laws of Canada, or order for exemption from the provisions thereof, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Guarantees attached to the Notes issued thereunder.

        (j)    The documents incorporated by reference into the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which we express no opinion), when they were filed with the CVMQ through the System for Electronic Document

Exhibit B-3

Analysis and Retrieval, complied as to form in all material respects with the requirements of the securities laws of the Province of Québec.

        (k)   The statements in the Offering Memorandum under the captions "Enforcement of Civil Liabilities," "Risk Factors — Risks Relating to the Notes — Canadian bankruptcy and insolvency laws may impair the trustee's ability to enforce remedies under the guarantees.", "Risk Factors — Risks Relating to the Notes — U.S. investors in the notes may have difficulties enforcing certain civil liabilities." and "Description of the Notes — Enforceability of Judgments", insofar as such statements constitute matters of Canadian federal, Québec, Ontario or British Columbia law, summaries of legal matters under such laws, documents or legal proceedings under such laws, or legal conclusions under such laws, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

        (l)    No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, or the Indenture, or the issuance and delivery of the Guarantees, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required by Canadian securities laws with respect to the Company's obligations under the Registration Rights Agreement, except for the receipt by the Company of an exemption order under subsection 82(3) of the Act in connection with the distribution of the Exchange Securities, and except for filings, registrations and recordings which have been made.

        (m)  The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Guarantees attached to the Notes and the Indenture by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion is rendered) will not result in any violation of the provisions of the charter or by-laws of the Company, will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the amended and restated credit agreement dated as of April 24, 2002 among the Company, Quebecor World (USA) Inc. and Quebecor World Capital GP, as borrowers, the banks and financial institutions named therein, as lenders, Royal Bank of Canada, as administrative agent, and the other agents and arrangers as therein defined, with Quebecor Printing Holding Company, as intervenant (the "Credit Agreement"), or, to our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company.

        (n)   The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Notes and the Indenture by the Issuer and the performance by the Issuer of its obligations thereunder (other than performance by the Issuer of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion is rendered) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Credit Agreement or, to our knowledge, will not result in

Exhibit B-4

any violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company.

        (o)   To our knowledge, the Company is not in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree in Canada applicable to the Company or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Credit Agreement, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

        (p)   Except in respect of section 12 of the Securities Act (Québec) for which the Company has received an exemption, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers pursuant to, or in connection with the initial resale of such Securities by the Initial Purchasers to each Subsequent Purchaser in the United States as contemplated in the Purchase Agreement and the Offering Memorandum to qualify, by prospectus or otherwise, the distribution of the Securities under Canadian securities laws.

        (q)   To our knowledge, there are no pending or threatened legal or governmental proceedings by or before any court or judicial or administrative board or tribunal or any governmental body in Canada to which the Company is a party that are not described or referred to in or incorporated by reference into the Offering Memorandum, except in each case for such proceedings that, if subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Change.

        (r)   There are no capital, stamp, withholding or other issuance taxes or duties imposed by the Canadian government or any political subdivision or taxing authority thereof or therein payable by or on behalf of the Initial Purchasers in the Province of Québec in connection with (i) the issuance of the Securities, (ii) the sale and delivery of the Securities to the Initial Purchasers or (iii) the consummation of any other transactions contemplated under the Purchase Agreement.

        (s)   If the Purchase Agreement, the Registration Rights Agreement, the Securities or the Indenture are sought to be enforced in Québec in accordance with the laws applicable thereto as chosen by the parties to such agreements and securities, namely New York law, a Québec Court would recognize the choice of New York law, and, upon appropriate evidence as to such law being adduced, apply such law, provided that (i) in matters of procedure, the laws of Québec will be applied, (ii) those rules of law in force in Québec which are applicable by reason of their particular object will be applied, and (iii) the provisions of the laws of the State of New York will not be applied if the application would be inconsistent with public order, as understood in international relations. A Québec Court will retain discretion to decline to hear such action if it is contrary to public order for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. In such counsel's opinion, there are no reasons under current law for avoiding enforcement of the Indenture, this Agreement, the Registration Rights Agreement or the Securities under the laws of Québec or the laws of Canada applicable therein based on public order.

        (t)    The laws of the Province of Québec and the laws of Canada applicable therein permit an action to be brought in a Québec Court on a final and enforceable judgment in personam for a sum certain of a New York Court respecting the enforcement of the Indenture,

Exhibit B-5

the Purchase Agreement, the Registration Rights Agreement or the Securities, which is not subject to ordinary remedy under New York law if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Québec Court; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure; (iii) the decision and the enforcement thereof would not be inconsistent with public order as understood in international relations in Québec or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of taxation or other public laws of a foreign jurisdiction; (v) a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in Québec, whether or not a final judgment has been issued, is not pending before a Québec Court in the first instance, or has not been decided in a third country and the decision has met the necessary conditions for recognition in Québec; (vi) interest payable on the Securities is not characterized by a Québec Court as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (vii) the action to enforce such judgment is commenced within the applicable limitation period under law; provided however, that under the Currency Act (Canada), a Québec Court may only give judgment in Canadian dollars, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency, converted at the rate of exchange prevailing on the day that the judgment of the New York Court became enforceable under New York law. In such counsel's opinion, there are no reasons based on public policy, as that term is understood under the laws of the Province of Québec and the laws of Canada applicable therein, for avoiding recognition of the submission under the provisions of the Indenture, the Registration Rights Agreement and the Purchase Agreement to the non-exclusive jurisdiction of any federal or state court sitting in the State of New York, County of New York and for avoiding recognition of judgments of New York Courts with respect to the Indenture, the Registration Rights Agreement, the Purchase Agreement or the Securities; except that there is doubt as to the enforceability in Canadian courts in original actions, or actions to enforce judgments of a New York Court, of liability is predicated solely upon United States federal or state securities laws;

        (u)   In an action on a final and enforceable judgment in personam of a New York court which is not subject to ordinary remedy under New York law, a Québec Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States under the Indenture, the Registration Rights Agreement and the Purchase Agreement whereby the Company submits to the non-exclusive jurisdiction of a New York Court.

        In connection with the opinion given in (iii) above, we have enquired as to the qualification or registration of the Issuer to transact business in other provinces of Canada. Based solely upon the confirmation of Lucie Fréchette, corporate paralegal of the Issuer responsible for compliance in such matters, we confirm to you that the Issuer is duly qualified or registered as a foreign or extra-provincial corporation to transact business in the provinces of Alberta, Manitoba, Saskatchewan, British Columbia, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland, and is current in its filings of annual returns as required in such provinces.

Exhibit B-6

        In addition, we have participated in conferences with certain officers and other representatives of the Company and the Issuer, representatives of the independent public or certified public accountants for the Company and the Issuer and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although we have not independently verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent set forth in paragraph (xi) above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention which would lead us to believe that either the Offering Memorandum, as of its date or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements of the Company or other financial data derived therefrom included in or incorporated by reference into the Offering Memorandum or any amendments or supplements thereto as to which we express no opinion or belief).

        This opinion is furnished by us as counsel to the Issuer and the Company pursuant to the Purchase Agreement and is solely for the benefit of the persons to whom it is addressed and may not be relied upon by, and may not be distributed to any other person or for any purpose without our prior written consent.

Exhibit B-7

EXHIBIT C

Form of Opinion of United States Counsel for the Issuer and the Company

        (a)   Each of the Issuer, Quebecor World (USA) Inc. ("QW USA"), Quebecor Printing Holding Company ("QPHC") and QW Memphis Corp. ("Quebecor Memphis") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (b)   Each of the Issuer, QW USA, QPHC and Quebecor Memphis has corporate power and authority under the laws of the state of Delaware to own, lease and operate its properties and, in the case of the Issuer, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement.

        (c)   Each of the Issuer, QW USA, QPHC and Quebecor Memphis is duly qualified as a foreign corporation to transact business in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Change.

        (d)   All of the issued and outstanding capital stock of each of the Issuer, QW USA, QPHC and Quebecor Memphis has been duly authorized and validly issued, and, assuming that proper consideration has been given therefor, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries.

        (e)   No stockholder of the Issuer or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Issuer arising by operation of the charter or by-laws of the Issuer or the General Corporation Law of the State of Delaware.

        (f)    The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (g)   Assuming the due authorization, execution and delivery by the Company under the applicable laws of the Province of Quebec and the federal law of Canada, the Purchase Agreement (to the extent that execution and delivery are governed by the law of the State of New York) has been duly executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in

Exhibit C-1

effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (h)   Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

        (i)    Assuming the due authorization, execution and delivery by the Company under the applicable laws of the Province of Quebec and the federal law of Canada, the Registration Rights Agreement (to the extent that execution and delivery are governed by the law of the State of New York) has been duly executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (j)    The Indenture has been duly authorized, executed and delivered by the Issuer and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (k)   Assuming the due authorization, execution and delivery by the Company under the applicable laws of the Province of Quebec and the federal law of Canada, the Indenture (to the extent that execution and delivery are governed by the law of the State of New York) has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (l)    The Notes are in the form contemplated by the Indenture, have been duly authorized by the Issuer for issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Issuer and authenticated by the Trustee in the manner provided in the

Exhibit C-2

Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

        (m)  The Exchange Notes have been duly and validly authorized for issuance by the Issuer, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the Indenture.

        (n)   The Guarantee of the Notes is in the form contemplated by the Indenture, and assuming the Guarantee of the Notes has been duly authorized by the Company, the Guarantee of the Notes (to the extent that execution and delivery are governed by the law of the State of New York) has been duly executed and delivered by the Company, and when the Notes have been authenticated by the Issuer in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, the Guarantee of the Notes will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the Indenture.

        (o)   Assuming the Guarantee of the Exchange Notes has been duly authorized by the Company, when the Guarantee of the Exchange Notes will have been executed by the Company and the Exchange Notes have been authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantee of the Exchange Notes will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law), and will be entitled to the benefits of the Indenture.

        (p)   The Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

        (q)   The statements in the Offering Memorandum under the captions "Description of the Notes," "Tax Considerations — U.S. Federal Income Tax Considerations" and "Notice to Investors" insofar as such statements constitute matters of U.S. law, summaries of U.S. legal matters, the Issuer's charter or by-law provisions or U.S. legal documents or legal conclusions

Exhibit C-3

with respect to U.S. law, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

        (r)   No consent, approval, authorization or other order of, or registration or filing with, any court or governmental or regulatory authority or agency of the United States or the State of New York, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which we express no opinion), is required for the Issuer's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except such as have been obtained or made by the Issuer and are in full force and effect under the Securities Act and except such as may be required by federal and state securities laws with respect to the Issuer's obligations under the Registration Rights Agreement.

        (s)   The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Notes, the Exchange Notes and the Indenture by the Issuer and the performance by the Issuer of its obligations thereunder (other than performance by the Issuer of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered): (i) will not result in any violation of the provisions of the charter or by-laws of the Issuer; (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to (a) the Note Purchase Agreements dated as of July 12, 2000 among the Issuer, the Company and the purchasers named on Schedule A thereto, (b) the Note Purchase Agreements dated as of September 12, 2000 among the Issuer, the Company and the purchasers named on Schedule A thereto, (c) the Note Purchase Agreements dated as of March 28, 2001 among the Issuer, the Company and the purchasers named on Schedule A thereto or (d) the Indenture dated as of January 22, 1997 among the Issuer, the Company and The Chase Manhattan Bank; or (iii) to the best knowledge of such counsel, will not result in any violation of any United States federal or New York State law, administrative regulation or administrative or court decree applicable to the Issuer.

        (t)    The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Guarantees of the Notes and the Exchange Notes and the Indenture by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered), to the best knowledge of such counsel, will not result in any violation of any United States federal or New York State law, administrative regulation or administrative or court decree applicable to the Company or any of its Material Subsidiaries.

        (u)   Neither the Company nor the Issuer is, and after receipt of payment for the Securities and the application of proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" within the meaning of Investment Company Act.

Exhibit C-4

  (xxi)
  To the best knowledge of such counsel, the Issuer is not in violation of its charter or by-laws.

        (v)   Assuming the accuracy of the representations, warranties and covenants of the Issuer, the Company and the Initial Purchasers contained herein, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers to Qualified Institutional Buyers in the manner contemplated by this Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. Such counsel need express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

        (w)  Assuming the due authorization, execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement by each party thereto, each of the Issuer and the Company has validly and irrevocably submitted to the jurisdiction of any United States federal or state court located in the State of New York, County of New York, have expressly accepted the non-exclusive jurisdiction of any such court and have validly and have irrevocably appointed CT Corporation System as their authorized agent in any suit or proceeding against them based on or arising under the Purchase Agreement, the Indenture or the Registration Rights Agreement.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Issuer and the Company, representatives of the independent public or certified public accountants for the Issuer and the Company and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included or incorporated by reference in the Offering Memorandum or any amendments or supplements thereto).

        In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and

Exhibit C-5

who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit C-6

ANNEX I

        Resale Pursuant to Regulation S or Rule 144A.    Each Initial Purchaser understands that:

        Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

        With respect to offers and sales outside the United States to persons who are not U.S. persons, each of the Initial Purchasers hereby further represents and agrees with the Company that:

        (a)   the Securities offered and sold by it pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions;

        (b)   the sale of the Securities offered and sold by it pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

        (c)   it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any

Annex I-1

    subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

        Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

        Terms used in this Annex I and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

Annex I-2

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TABLE OF CONTENTS
Purchase Agreement
Material Subsidiaries of Quebecor World Inc.
Subsidiaries of Quebecor World Inc.
Registration Rights Agreement
Form of Opinion of Canadian Counsel for the Issuer and the Company
Form of Opinion of United States Counsel for the Issuer and the Company